Exhibit 2.2

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This First Amendment, dated as of November 23, 2015, (this “Amendment”), is to the Agreement and Plan of Merger, dated as of July 1, 2015 (the “Agreement”), by and among Chambers Street Properties, a Maryland real estate investment trust (“Parent”), Columbus Merger Sub, LLC, a Maryland limited liability company and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Gramercy Property Trust Inc., a Maryland corporation (the “Company”).  The capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE I
AMENDMENT TO THE AGREEMENT

Section 1.1                                    Amendment to Section 6.11.  The first sentence of Section 6.11 of the Agreement is hereby amended and restated in its entirety as follows:  “Parent shall declare a dividend to the holders of Parent Common Shares and the Company shall declare a dividend to the holders of Company Common Shares, the record date for each of which shall be the close of business on the last business day prior to the Closing Date and the payment date for each of which shall be no later than the close of business on the tenth business day following the Closing Date.”  In addition, the last sentence of Section 6.11 is deleted in its entirety.

Section 1.2                                    Amendment to Section 7.12(b).  Section 7.12(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b)                           Effective as of the Effective Time, (i) the current Chief Executive Officer of the Company shall be the Chief Executive Officer of Parent, (ii) the current Chairman of the Parent Board shall be the Non-Executive Chairman of the Parent Board and (iii) the Parent Bylaws shall be amended to provide that (x) any termination or removal of Gordon F. DuGan from the position of Chief Executive Officer prior to the third (3rd) anniversary of the Closing Date shall require the approval of at least 70% of the disinterested trustees on the Parent Board and (y) the foregoing provision of the Parent Bylaws may not be amended or modified without the approval of at least 70% of the disinterested trustees on the Parent Board.”

ARTICLE II
MISCELLANEOUS

Section 2.1                                    Effect of Amendment.  Except as and to the extent expressly modified by this Amendment, the Agreement, as so amended by this Amendment, will remain in full force and effect in all respects.  Each reference to “hereof,” “herein,” “hereby,” and “this Agreement” in the Agreement will from and after the effective date hereof refer to the Agreement as amended by this Amendment.  Notwithstanding anything to the contrary in this Amendment, the date of the Agreement, as amended hereby, will in all instances remain as July 1, 2015, and references in the Agreement to “the date first above written,” “the date of this Agreement,” and similar references will continue to refer to July 1, 2015.

Section 2.2                                    Entire Agreement.  This Amendment, together with the Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement (as amended by Section 10.6 of the Agreement), will together constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and will supersede all prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

Section 2.3                                    Miscellaneous.  The “Miscellaneous” provisions set forth in Article XII of the Agreement are herein incorporated by reference, mutatis mutandis, as if set forth in full herein.

[Signature page follows.]

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

CHAMBERS STREET PROPERTIES

By	/s/ Martin A. Reid
Name: Martin A. Reid
Title: Interim President and Chief Executive Officer, and Chief Financial Officer

COLUMBUS MERGER SUB, LLC

By	Chambers Street Properties, its Manager

By	/s/ Martin A. Reid
Name: Martin A. Reid
Title: Interim President and Chief Executive Officer, and Chief Financial Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]

GRAMERCY PROPERTY TRUST INC.

By	/s/ Benjamin P. Harris
	Name:	Benjamin P. Harris
	Title:	President

[Signature Page to First Amendment to Agreement and Plan of Merger]